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                                  Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of AirTouch Communications, Inc. for the registration of Common Stock, 6.00% Class B Mandatorily Convertible Preferred Stock, Series 1996 and 4.25% Class C Convertible Preferred Stock Series 1996 and to the incorporation by reference of our report dated February 16, 1996, relating to the consolidated financial statements and schedule of Cellular Communications, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1995.


                                                               ERNST & YOUNG LLP

                                                              New York, New York
                                                                  April 26, 1996